UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

February 5, 2009
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

NDS GROUP LIMITED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

England and Wales	000-30364	Not applicable
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

One Heathrow Boulevard, 286 Bath Road, West Drayton,
Middlesex, United Kingdom UB7 0DQ
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

+44 20 8476-8000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On February 5, 2009, the scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006 (the “Scheme”) pursuant to which NDS Group plc would become a privately-owned company (“NDS” or the “Company”), owned 51 percent by Nuclobel Lux 1 S.àr.l. and Nuclobel Lux 1 S.àr.l. (such newly incorporated companies formed by funds advised by Permira Advisers LLP, together the “Bidcos”) and 49 percent by News Corporation through its indirect wholly-owned subsidiary NDS Holdco, Inc. (“NDS Holdco”) (in each case subject to dilution arising as a result of the subscription for shares in the Company by certain members of NDS’s management).

ITEM 3.01     NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

In connection with the Scheme becoming effective, NDS (1) notified The NASDAQ Global Market (“NASDAQ”) that, at the effective time of the Scheme on February 5, 2009, (a) all of the outstanding NDS Series A ordinary shares, par value $0.01 per share, (including shares represented by the American Depositary Shares of NDS) were cancelled in exchange for consideration of $63.00 per Series A ordinary share in cash, (b) approximately 67 percent of the NDS Series B ordinary shares held by NDS Holdco were cancelled for consideration, in a combination of cash and a vendor loan note issued by NDS, of $63.00 per Series B ordinary share and (c) new NDS Series B ordinary shares, par value $0.01 per share, representing 51 percent of NDS’s then outstanding Series B ordinary shares were issued to the Bidcos and (2) requested that NASDAQ file with the Securities and Exchange Commission an application on Form 25 to report that the NDS Series A ordinary shares are no longer listed on NASDAQ.

ITEM 3.03     MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

In connection with the Scheme becoming effective, NDS adopted new articles of association as of the effective time of the Scheme to, among other things, restrict the transfer of stock under certain circumstances and create additional classes of stock to provide that voting rights would not attach to any Series B ordinary share held by members of the Company’s management.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Pursuant to the terms of that certain Implementation Agreement, dated August 14, 2008, as amended, by and among the Bidcos, NDS Group plc, NDS Finance Limited, News Corporation and NDS Holdco, at the effective time of the Scheme, each of Messrs. Roger W. Einiger, Nathan Gantcher, Peter J Powers and Arthur M. Siskind ceased to be directors of NDS.

Immediately following, and in connection with NDS’s new articles of association, one new director was elected to NDS’s board of directors, namely, James Murdoch.

The executive officers of NDS prior to the effective date of the Scheme were as follows: Alexander Gersh, Raffi Kesten and Abraham Peled.  Such individuals will continue as executive officers of the NDS after the Scheme becomes effective.

ITEM 8.01     OTHER EVENTS

On February 5, 2009, NDS, News Corporation and Permira Advisers LLP issued a joint press release announcing that the Scheme to effect the going private transaction of NDS Group plc became effective on Thursday, February 5, 2009.  The press release is filed with this report as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

99.1	Press release of NDS Group Limited, News Corporation and Permira Advisers LLP, dated February 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NDS Group Limited Registrant

By:	/s/ Alexander Gersh
Alexander Gersh

Dated: February 5, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of NDS Group Limited, News Corporation and Permira Advisers LLP, dated February 5, 2009.